SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2007

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

Registrant’s telephone number, including area code

(203) 299-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On November 6, 2007, priceline.com Incorporated (the “Company”) and a newly-formed, indirect wholly-owned subsidiary of the Company (“Priceline Subsidiary” and together with the Company, the “Purchasers”), entered into an Equity Purchase Agreement (the “Agreement”) with the shareholders (the “Shareholders”) of Agoda Company, Ltd. (“Agoda”) and membership interest holders (the “Members,” and together with the Shareholders, the “Sellers”) of AGIP LLC (“AGIP,” and together with Agoda, the “Agoda Companies”).  Pursuant to the Agreement, Priceline Subsidiary acquired all of the outstanding shares and convertible debt of Agoda and the Company acquired all of the outstanding membership interests of AGIP (the “Acquisition”).  The purchase price for the Acquisition consists of (i) an initial purchase price payable by the Purchasers in cash of $15,074,693, (a) subject to a post-closing net working capital adjustment and (b) a portion of which is being held in escrow to secure certain indemnification and other obligations of the Sellers under the Agreement, and (ii) up to an additional $141,600,000 in cash (the “Earnout Amount”), which is payable by Priceline Subsidiary to the Sellers participating in the earn out (the “Earnout Participants”) if the Agoda Companies achieve the maximum “gross bookings” and earnings targets from January 1, 2008 through December 31, 2010.  The Earnout Amount, if any, or any portion thereof, is payable by Priceline Subsidiary on April 2, 2011, or a later date following the expiration of a period in which the Earnout Participants may give notice to Priceline Subsidiary of a disagreement with respect to the Earnout Amount or if there is a dispute between the Earnout Participants and Priceline Subsidiary as to the Earnout Amount.  Under certain circumstances, if there are disruptions in the Asian travel market during 2010, then the date in which the Earnout Amount, if any, or any portion thereof, is payable to the Earnout Participants is extended to a date not earlier than April 2, 2012.  There can be no assurance that the Agoda Companies will achieve the gross bookings and earnings targets, and depending on whether and the extent to which such targets are achieved by the Agoda Companies, Priceline Subsidiary may be obligated to pay all, a portion or none of the Earnout Amount to the Earnout Participants.  The Acquisition was completed on November 6, 2007.

The foregoing description of the Agreement is qualified in its entirety by reference to the provisions of the Agreement, which the Company will file as an exhibit with its annual report on Form 10-K for the fiscal year ending December 31, 2007.

Item 8.01.              Other Events.

                On November 8, 2007, the Company issued a press release announcing the Acquisition.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

                The information in this Item 8.01 and the exhibit attached hereto are being furnished and will not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01               Financial Statements and Exhibits.

                (d)           Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on November 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

	By:	/s/ Robert J. Mylod, Jr.
Robert J. Mylod, Jr.
Chief Financial Officer

Dated: November 8, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on November 8, 2007.